UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 04/07/2005

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-4694

DE	361004130
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606

(Address of Principal Executive Offices, Including Zip Code)

3123268000

(Registrant’s Telephone Number, Including Area Code)

77 W. Wacker Dr., Chicago, IL 60601

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

This Current Report on Form 8-K/A is being filed to amend Item 5.02 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2005 (the “Form 8-K Report”), which reported the hiring of Michael J. Graham as Senior Vice President and Controller of R.R. Donnelley & Sons Company (the “Company”), to reflect the fact that Mr. Graham has commenced employment and been appointed Controller by the Board of Directors of the Company. The Form 8-K Report is hereby amended to restate such item as set forth herein

Items to be Included in this Report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 6, 2005, the Company and Michael J. Graham, age 44, entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Graham agreed to serve as the Company’s Senior Vice President and Controller. Mr. Graham’s employment commenced on May 2, 2005 and on May 26, 2005 the Company’s Board of Directors elected Mr. Graham Controller of the Company. At such time, the Company’s previous Controller, Mr. Richard Sansone, ceased to perform the duties of Controller of the Company.

Under the terms of the Employment Agreement:

- Mr. Graham will receive a base salary to be paid at a rate of $350,000 per year;

- Mr. Graham will be eligible to receive an annual bonus with a target bonus opportunity of 75% of base salary; and

- Mr. Graham was granted 5,000 restricted stock units with respect to shares of common stock of the Company, which restricted stock units will vest in equal installments on the first four anniversaries of the date of grant.

The Employment Agreement provides that if the Company terminates Mr. Graham’s employment without Cause (as defined in the Employment Agreement) or Mr. Graham terminates his employment for Good Reason (as defined in the Employment Agreement):

- the Company will pay Mr. Graham an amount equal to 100% of his base salary and target annual bonus;

- Mr. Graham will be entitled to 12 months of COBRA-subsidized medical benefits; and

- all outstanding equity grants previously issued to Mr. Graham will vest 100% as of the date of termination.

Mr. Graham has been the Vice President and Controller of Sears, Roebuck and Co. (“Sears”), a multi-line retailer that offers a wide array of merchandise and related services, since he joined Sears in 2003. Prior to joining Sears, Mr. Graham was Chief Financial Officer and Executive Vice President-Corporate Development of Aegis Communications Group, Inc., a provider of outsourced customer care services, from 2003 to 2000 and Vice President-Chief Financial Officer of the Wellbridge Company, an owner and operator of athletic clubs, from 1997 to 2000.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: June 02, 2005.	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman Senior Vice President and General Counsel